                                                    Exhibit 4(ii)

                         Form of Bond

                         FACE OF BOND

REGISTERED                                           REGISTERED
No. 95A-                                           $200,000,000


             VIRGINIA ELECTRIC AND POWER COMPANY

FIRST AND REFUNDING MORTGAGE BONDS OF 1995, SERIES A, 8 1/4%, DUE
MARCH 1, 2025


    VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation
(herein called the Company, which term includes any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                                  CUSIP
                                                  927804CV4
                                                  SEE REVERSE
                                                  FOR CERTAIN
                                                  DEFINITIONS

BONDS OF 1995,                                    BONDS OF 1995,
  SERIES A                                           SERIES A



, or registered assigns, the sum of                     DOLLARS
or such portion thereof, if any, as shall not therefore have been paid, on March 1, 2025 and to pay interest on such sum or portion thereof from the most recent date to which interest has been paid or duly provided for or, if this Bond shall have been issued on original issuance, from the date hereof or, if this Bond shall have been delivered upon transfer of or in exchange for or in lieu of any Predecessor Bond, as defined in the Indenture, from the date from which unpaid interest shall have accrued on such Predecessor Bond, such interest to be payable semi-annually on March 1 and September 1 in each year at the rate shown in the title hereof, until the principal hereof is paid or made available for payment. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the person in whose name this Bond (or one or more Predecessor Bonds, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which term shall mean the fifteenth day (whether or not a business day) of the calendar month next preceding such interest payment date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the bondholders not less than 15 days prior to such Special Record Date. Payment of the principal and interest on this Bond will be made in lawful money of the United States at the office or agency of The Chase Manhattan Bank (National Association) or its successor in trust (herein called the Trustee), in New York, N.Y.

    The other provisions of this Bond appear on the reverse hereof.

    This Bond shall not be of any force or effect until the Authentication Certificate hereon shall have been signed by the Trustee.

    IN WITNESS WHEREOF the Company has caused this Bond to be duly executed under its corporate seal.

  Dated

AUTHENTICATION CERTIFICATE    VIRGINIA ELECTRIC AND POWER COMPANY


                                   By

This Bond is one of the Bonds
 of the series designated and
 referred to in the within                J. T. Rhodes
 mentioned Indenture.                     President

                                   And By


THE CHASE MANHATTAN BANK                  J. Kennerly Davis, Jr.
(NATIONAL ASSOCIATION), Trustee           Corporate Secretary

By

 Authorized Officer

                           [SEAL]

                       REVERSE OF BOND

             VIRGINIA ELECTRIC AND POWER COMPANY

   FIRST AND REFUNDING MORTGAGE BONDS OF 1995, SERIES A, 8 1/4%,

                      DUE MARCH 1, 2025

                         (CONTINUED)

  This Bond is one of an issue of Bonds known as First and Refunding Mortgage Bonds, issuable in series without limit in aggregate principal amount and all equally secured by an Indenture dated November 1, 1935, from the Company to The Chase National Bank of the City of New York, as Trustee (The Chase Manhattan Bank (National Association), successor Trustee, hereinafter called the Trustee, which term includes any sucessor Trustee under the Indenture), as supplemented and modified (such Indenture, as so supplemented and modified, being herein called the Indenture), to which reference is hereby made for a description of the mortgaged property, the rights of the bondholders in regard thereto, the terms and conditions upon which the Bonds are secured and the terms and conditions upon which the Bonds may be issued.

    On or after March 1, 2005, the Bonds of this Series are subject to redemption at the option of the Company, as a whole or in part, at any time or from time to time prior to maturity at the percentages of the principal amount thereof specified in the following table under the heading "Regular Redemption Price", except that if redeemed (a) by the application of Funds in Escrow as defined in the Indenture, or (b) as a whole within 12 months after acquisition of not less than a majority of the outstanding Common Stock of the Company by any municipality or governmental body, agency, instrumentality or authority, or any non-profit cooperative body, or any nominee thereof, they are subject to redemption at the percentages of the principal amount thereof specified in the following table under the heading "Special Redemption Price":

                                 The redemption prices
                                    are as follows:
    During the                  -----------------------
    12 Months                     Regular      Special
    Beginning                   Redemption   Redemption
     March 1                       Price        Price
    ---------                   ----------   ----------
      2005                        103.75%      100.00 %
      2006                        103.37       100.00
      2007                        103.00       100.00
      2008                        102.62       100.00
      2009                        102.25       100.00
      2010                        101.87       100.00
      2011                        101.50       100.00
      2012                        101.12       100.00
      2013                        100.75       100.00
      2014                        100.37       100.00
      2015                        100.00       100.00
      2016                        100.00       100.00
      2017                        100.00       100.00
      2018                        100.00       100.00
      2019                        100.00       100.00
      2020                        100.00       100.00
      2021                        100.00       100.00
      2022                        100.00       100.00
      2023                        100.00       100.00
      2024                        100.00       100.00


  together with any unmatured interest accrued to the date of redemption, payable on surrender for redemption (the interest installment payable on the date of redemption, if such date is an interest payment date, to be paid to the holder of record at the close of business on the Regular Record Date for such interest installment).

    If this Bond is called for redemption and payment duly provided, it shall cease to bear interest from and after the date of redemption.

    In case an event of default as defined in the Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture.

    Upon deposit by the Company with the Trustee of funds sufficient to pay the principal of any Bonds of this Series together with all interest due to the date of maturity, the date fixed for redemption or the date then otherwise becoming due, such Bonds shall forthwith upon such deposit cease to be entitled to the lien of the Indenture and after such maturity date, redemption date or due date, all liability of the Company with respect thereto shall terminate.

    The Indenture authorizes the Company and the Trustee, with the consent of the holders of not less than 75% in principal amount of the Bonds (exclusive of Bonds disqualified by reason of the Company's interest therein) at the time outstanding, including not less than 60% in principal amount of each Series adversely affected, to execute supplemental indentures changing the Indenture in any way except that no such supplemental indenture shall extend the fixed maturity of this Bond or the time of payment of interest hereon or reduce the amount of the principal hereof or the rate of interest hereon without the consent of the holder hereof. The Indenture authorizes the holders of 75% or more in principal amount of the Bonds (exclusive of Bonds disqualified by reason of the Company's interest therein), including at least 60% in principal amount of each outstanding Series, to waive any default under the Indenture except a default in payment of principal or interest at the fixed maturity thereof. In addition, certain rights of certain holders of the Bonds of this Series may not be affected by any supplemental indenture, nor may any default in respect of certain obligations of the Company and the consequences thereof be waived, without the consent of all holders affected thereby, and reference is made to the supplemental indenture relating to the Bonds of this Series for a description of such rights and obligations and of the holders of Bonds of this Series to which such rights and obligations pertain.

    No reference herein to the Indenture and no provision in this Bond or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Bond at the times, place and rate, and in the money, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, this Bond is transferable on the Bond Register of the Company upon surrender of this Bond for transfer at the office or agency of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Company, the Trustee and any agent of the Company may treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    The Bonds of this Series are issuable only as registered Bonds without coupons in denominations of $1,000 or any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds are exchangeable for a like aggregate principal amount of Bonds of different authorized denominations, as requested by the holder surrendering the same, upon payment of taxes and other governmental charges.

    The bondholders agree by acceptance of the Bonds to waive and release all right of recourse to any personal liability of any promoter, subscriber, incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, for the collection of any claim in respect of the Bonds, all as more fully provided in the Indenture.


                         ---------------
                          ABBREVIATIONS

    The following abbreviations, when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common  UNIF GIFT MIN ACT-___Custodian___
TEN ENT - as tenants by the                     (Cust)    (Minor)
          entireties with right               under Uniform Gifts
          of survivorship and                    to Minors Act
          not as tenants in common             ------------------
JT TEN  - as joint tenants with                     (State)
          right of survivorship
          and not as tenants in
         common

   Additional abbreviations may also be used though not in the above list.

                         --------------


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ___________________________________________________
Please print or typewrite name and address including postal zip code of assignee _______________________________________________
the within Bond of VIRGINIA ELECTRIC AND POWER COMPANY and irrevocably constitutes and appoints ___________________________ Attorney to transfer this Bond on the books of the within-named Company, with full power of substitution in the premises.

  Date:___________________________



___________________________________________________
             THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE BOND IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, OR BY A NEW YORK, BOSTON, MIDWEST, PHILADELPHIA OR PACIFIC STOCK EXCHANGE MEMBER OR FIRM, WHOSE SIGNATURE IS KNOWN TO THE REGISTRAR.